Exhibit 10.36
AMENDMENT TO SEPARATION AND CONSULTING AGREEMENT
This Amendment to Separation and Consulting Agreement (this "Amendment") is entered into on February 25, 2025, by and between MacroGenics, Inc. (the "Company"), and Dr. Scott Koenig ("you").

RECITALS

WHEREAS, you and the Company previously entered into that certain Separation and Consulting Agreement dated October 25, 2024 (the "Agreement");

WHEREAS, the Company's Board of Directors (the "Board") has established a special committee to oversee a search process to identify the Company's next Chief Executive Officer, and such committee expects to conclude such process within the coming weeks;

WHEREAS, your Separation Date under the Agreement is February 28, 2025, which date may be extended with the mutual consent of the Company's Board of Directors and you; and

WHEREAS, the parties now desire to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth herein, the parties agree as follows:

1.Amendment of Section 1.    Section 1 of the Agreement is hereby amended and restated to modify the timing of the Separation Date and provide you with the eligibility to receive a prorated 2025 annual bonus, as follows:

1.SEPARATION. Your last day of work with the Company and your employment termination date will be a date to be determined by the Board of Directors of the Company (or committee thereof) (the "Separation Date") upon fourteen (14) days' notice to you. You may elect, upon seven (7) days' notice to the Company, to change the Separation Date to a date that is earlier than the date determined by the Board of Directors (or committee thereof). You will receive your full normal 2024 annual bonus regardless of whether your Separation Date occurs before the date on which the 2024 annual bonus is paid. In addition, you will receive a prorated target 2025 annual bonus, to be paid at the next regular payroll payment date after the Separation Date. Effective as of the Separation Date, you hereby voluntarily resign your position on the Company's Board of Directors, and resign from any and all other officer or other positions you may hold with the Company, its Board of Directors, and any affiliated or related companies; provided that, upon the written request of the incoming Chief Executive Officer of the Company, which request shall be made prior to the Separation Date, you may revoke your resignation from the Board of Directors. (For the avoidance of doubt, such resignations are effective upon your execution of this Agreement, and regardless of whether or not you revoke this

Exhibit 10.36
Agreement as set forth below.) You understand and agree that you are not authorized to hold yourself out as being employed or affiliated with the Company in any way following the Separation Date, including as a member of the Board of Directors.

2.Effect on Severance Payments. For the avoidance of doubt, (i) commencement of Severance Payments pursuant to Section 3(a) of the Agreement and (ii) the vesting of equity awards pursuant to Section 3(c) of the Agreement shall not occur until the Separation Date, as determined pursuant to Section 1 of the Agreement, as amended.

3.Release. As part of this Amendment and in exchange for the benefits provided to you pursuant to this Amendment, you hereby acknowledge and agree that the releases provided by you in Paragraph 7 of the Agreement shall apply fully and completely to waive and release any claims that you may have that arise out of or are in any way related to events, acts, conduct, or omissions occurring during the period of time from the date you first signed this Agreement to the date of your signature below.

4.Advisory Period. The third sentence of Section 4(a) of the Agreement is hereby amended and restated as follows:

However, if you timely sign and return this Agreement to the Company, and allow it to become effective, then the Company will continue your advisory engagement until the fifth anniversary of the Separation Date, unless earlier terminated pursuant to Paragraph 4(i) below or extended by the parties in writing.

5.Remaining Terms Ratified. Except as expressly amended herein, all terms and provisions of the Agreement are and shall remain in full force and effect and all references therein to such Agreement shall henceforth refer to the Agreement as amended by the Amendment.

6.Entire Agreement. The Agreement, as amended by the Amendment, constitutes the full and complete agreement between the parties hereto regarding the subject matter of the Agreement and shall supersede all prior understandings or agreements, if any, whether written or oral, concerning the subject matter of the Agreement, as amended.

7.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Exhibit 10.36
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

MACROGENICS, INC.
By: __________________________
Name: William Heiden
Title: Chairman of the Board of Directors

Scott Koenig, M.D., Ph.D.